UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 18, 2006
Date of Report
(Date of Earliest Event Reported)

China Education Alliance, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	333-101167	56-2012361
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

80 Heng Shan Road, Kun Lun Shopping Mall
Harbin, The People’s Republic of China F4 150090
(Address of principal executive offices)
011-86451-8233-5794
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant

Jimmy C.H. Cheung & Co., the previous independent registered public accounting firm of China Education Alliance, Inc. (the “Company”) for the fiscal year ended December 31, 2004, was terminated on January 15, 2006, from further audit services to the Company.

During the fiscal year ended December 31, 2004, the consolidated financial statements of the Company did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to any uncertainty, audit scope,or accounting principles. An uncertainty regarding the ability to continue as a going concern was noted in the accountant’s report of the 2004 year end financial statements.

For the two fiscal years ended December 31, 2004, and the subsequent interim period ended September 30, 2005, there were no disagreements between the Company and Jimmy C.H. Cheung & Co. on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or practices which if not resolved to the satisfaction of Jimmy C.H. Cheung & Co. would have caused Jimmy C.H. Cheung & Co. to make reference to the subject matter of the disagreement in connection with its reports.

On January 18, 2006, the Company executed an engagement letter with E-Fang Accountancy Corp., & C.P.A., located at 17800 Castleton Street, Suite 208, City of Industry, CA 91748, to audit the consolidated financial statements of the Company for its fiscal year ended December 31, 2005, and the related statements of income, stockholders' equity, and cash flows for the year then ended. The Board of Directors approved the appointment of E-Fang Accountancy Corp., & C.P.A. effective January 15, 2006. During the two most recent fiscal years or any subsequent interim period, the new independent registered public accounting firm had not previously been engaged as either the principal accountant of the Company to audit its consolidated financial statements or of any significant subsidiary, nor has the Company consulted with the firm regarding any accounting issue, auditing or financial reporting issue regarding such consolidated financial statements or any reportable event prior to December 31, 2005.

Section 9. Financial Statements and Exhibits

(a)	Financial Statements

None

(b)	Exhibits

	16	Accountant’s letter from Jimmy C.H. Cheung & Co. regarding change in registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K current report to be signed on its behalf by the undersigned hereunto duly authorized.

China Education Alliance, Inc.

March 16, 2006	By:	/s/ Xi Qun Yu
Xi Qun Yu
Chief Executive Officer